Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton	November 18, 2009
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

ANNOUNCES STOCK SPLIT AND CASH DIVIDEND INCREASE

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its Board of Directors has declared a two for one stock split in the form of a 100% stock dividend payable on December 15, 2009 to shareholders of record as of December 1, 2009. All classes of common stock will participate on a pro rata basis. The Board’s decision should improve liquidity and trading volume in the Company’s stock.

The company also announced that the Board of Directors voted to pay a cash dividend of $0.05 per share (post-split) on December 15, 2009 to shareholders of record as of December 1, 2009.

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating, through its subsidiaries, acute care and behavioral health hospitals, and ambulatory centers nationwide and in Puerto Rico.

Certain statements in this release may constitute forward-looking statements and are subject to various risks and uncertainties as discussed in the Company’s filing with the Securities and Exchange Commission. The Company is not obligated to update these forward-looking statements even if the Company’s assessment of these risks and uncertainties changes.

For additional information on the Company, visit our website; http://www.uhsinc.com.

###